SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code  972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 20, 2009, Registrant announced that, effective immediately, Todd Diener has stepped down as Executive Vice President and Chili’s Grill & Bar and On The Border Mexican Grill & Cantina President.

Wyman T. Roberts, 50, has been appointed, effective immediately, Chili’s Grill & Bar and On The Border Mexican Grill & Cantina President.  Mr. Roberts previously served as Senior Vice President, Maggiano’s Little Italy President, and Chief Marketing Officer since March 2009, as Senior Vice President and Maggiano’s Little Italy President since August 2005. Mr. Roberts previously served as Executive Vice President and Chief Marketing Officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he most recently served as Executive Vice President, Marketing.

Steve Provost, 49, has been appointed, effective immediately, Senior Vice President and Maggiano’s Little Italy President.  Mr. Provost previously served as Senior Vice President of Marketing and Brand Strategy for Maggiano’s Little Italy since April 2009.  Before joining the Registrant, Mr. Provost served as Executive Vice President and Chief Marketing Officer for Quizno’s Master, LLC from 2007 to 2009.  Mr. Provost was employed by Yum Brands, Inc. from 1991 to 2007, serving in various roles, most recently as Head Coach, Southeast Region for the KFC brand from 2003 to 2005 and Chief Marketing Officer for the Long John Silver’s and A&W brands.

Section 9 — Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99 Press Release dated November 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: November 20, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer